Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333—132079 on Form S—8 and Registration Statement No. 333—186113 on Form S—8 of our reports dated April 29, 2013, relating to the consolidated financial statements of Focus Media Holding Limited, and the effectiveness of Focus Media Holding Limited’s internal control over financial reporting, appearing in this annual report on Form 20—F of Focus Media Holding Limited for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29, 2013